Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160984) and Form S-8 (No. 333-159165, No. 333-150850, No. 333-145436, No. 333-136505, No. 333-124387, No. 333-114279, No. 333-105422, No. 333-85832, No. 333-55256, and No. 333-46894) of STEC, Inc. of our report dated February 23, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
Orange County, California
February 23, 2010